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                                                                   EXHIBIT 10.14
                                                                  EXECUTION COPY


                    AMMANN LASERTECHNIK AG SUPPLY AGREEMENT

              AMMANN LASERTECHNIK AG SUPPLY AGREEMENT, concluded as of May 31, 1995 (the "Agreement") by and between AMMANN LASERTECHNIK AG, an
Aktiengesellschaft organized under the laws of Switzerland ("ALAG") and DAVID WHITE, INC., a Wisconsin corporation ("DWI").

                              W I T N E S S E T H:

              WHEREAS, ALAG is engaged in the manufacture, sale and distribution of certain laser and other products (the "ALAG Products") and components (the "ALAG Components");

              WHEREAS, DWI purchases the ALAG Products and ALAG Components, pursuant to a Supply Agreement, dated June 30, 1989, between ALAG and DWI (the "Supply Agreement") for distribution in connection with its business;

              WHEREAS, ALAG and DWI desire to enter into a new agreement for the supply of ALAG Products and ALAG Components to DWI upon the terms and conditions herein set forth.

              NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              1. SALE AND DISTRIBUTION OF ALAG PRODUCTS AND ALAG COMPONENTS TO DWI.

                   1.1. AGREEMENT TO SUPPLY. ALAG shall sell and deliver to DWI such quantities of ALAG Products and ALAG Components as DWI may require from time to time during the term hereof.

                   1.2. PURCHASE PRICE AND TERMS. Except as otherwise provided herein, the ALAG Products shall be sold to DWI at the prices in Swiss Francs set forth in the price list attached hereto as Exhibit A and on the ALAG standard terms and conditions as are now in effect. The ALAG Components shall be sold to DWI at a price of fifteen percent (15%) over cost. The term, "cost" shall mean ALAG's manufacturing cost, without amortization of overhead. Such components or parts which are purchased by ALAG from third party suppliers and directly sold to





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DWI shall be sold to DWI at the original price plus fifteen percent (15%).

                   1.3. PAYMENT. Except as otherwise agreed, DWI shall pay invoices for ALAG Products and ALAG Components shipped to DWI within thirty
(30) days of receipt of the ALAG Products and/or ALAG Components or the receipt of any invoice, whichever is later.

                   1.4. DELIVERY. All deliveries shall be made F.O.B. DWI's factory.

              2. RESTRICTION ON RESALE OF ALAG PRODUCTS. DWI shall not resell, or attempt to resell, in Europe any of the ALAG Products purchased by it from ALAG.

              3. INDEPENDENT CONTRACTOR. DWI is an independent contractor and is not ALAG's agent or representative for any purpose. Nothing herein shall be construed in such a manner so as to constitute DWI an agent or representative of ALAG. DWI shall not make any warranty or representation or incur any obligation, liability or indebtedness whatsoever on ALAG's behalf. DWI shall be liable for, and shall indemnify and hold ALAG harmless from and against, any and all claims made against ALAG that arise out of any act or failure to act by DWI, or by any of its agents or employees.

              4. FORCE MAJEURE. Neither party shall be responsible to the other for any delay in or failure of performance of its obligations under this Agreement to the extent attributable to causes beyond its reasonable control, including but not limited to acts of God, fires, floods, strikes, acts of any government or delays by carriers, provided that the party affected thereby gives the other party prompt written notice of the occurrence of any event which is likely to cause any such delay or failure and of its best estimate of the length of any delay and the possibility that it will be unable to resume performance; and provided further that said affected party shall use its best efforts to expeditiously overcome the effects of that event and to resume performance.

              5. INDEMNITY. ALAG shall hold harmless and defend DWI in accordance with the appropriate provisions of Swiss law. DWI shall be responsible for assuring that all ALAG Products and ALAG Components conform to the applicable U.S. regulations and that no ALAG Products and ALAG Components will be sold without prior testing.

              6. TERM. This Agreement shall be for a period of two (2) years from the date hereof.
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              7.  MISCELLANEOUS.

                   7.1. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other.

                   7.2. NOTICES. Notification required or permitted by this Agreement shall be deemed given upon confirmation of receipt by telecopy or enclosure thereof in an adequately post-paid envelope, sent certified mail - return receipt requested and addressed to the party to be given notice at the address to which that party has previously requested, by notice hereunder, that notices be sent or, if no such request has been made, as follows:

       if to ALAG:

              Ammann Lasertechnik AG
              Palmensteg 4
              CH-8580 Amriswil
              SWITZERLAND
              Fax No.: 011-41-71-67-46-58
                   Attn:  Hans-Rudolf Ammann

       if to DWI:

              David White, Inc.
              11711 River Lane
              P.O. Box 1007
              Germantown, WI  53022-8207
                   Attn:  Tony L. Mihalovich

                   7.3. NO WAIVER. Neither party's failure to enforce at any time any of the provisions of this Agreement shall be construed to be a waiver of such provisions, or of the party's right at any time to enforce each and every provision.

                   7.4. ENTIRE AGREEMENT. This Agreement supersedes any and all prior agreements between ALAG and DWI with regard to the matters herein contained, and constitutes the entire agreement between the parties hereto with regard to such matters.

                   7.5. AMENDMENTS. This Agreement may be amended, modified or supplemented only by written agreement of ALAG and DWI.

                   7.6. GOVERNING LAW. This Agreement shall be governed by and interpreted according to the laws of Switzerland.




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              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                AMMANN LASERTECHNIK AG



                                By:           \S\
                                   -------------------------------
                                Name:
                                Title:


                                DAVID WHITE, INC.



                                By:           \S\
                                   -------------------------------
                                Name:
                                Title:



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                                                         EXHIBIT A
                                                            TO
                                         AMMANN LASERTECHNIK AG SUPPLY AGREEMENT


                   DAVID WHITE, INC. PRICING IN SWISS FRANCS


The remainder of this Exhibit has been omitted and seperately filed with the Commission with a request that it be given confidential treatment.




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